Registration No. 333-101689
________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    ________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                     ______

                         NATIONAL PENN BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

Pennsylvania                     6021                      23-2215075
----------------            -------------               -----------------
(State or other            (Primary Standard            (I.R.S. Employer
jurisdiction of               Industrial                 Identification No.)
incorporation or           Classification No.)
organization)

                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
_________________________________________________________________________
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________

                                Wayne R. Weidner
                 Chairman, President and Chief Executive Officer
                         National Penn Bancshares, Inc.
                        Reading and Philadelphia Avenues
                               Boyertown, PA 19512
                                 (610) 367-6001
_________________________________________________________________________

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ________________

                                   Copies to:

Michael L. Mixell                                    Peter Clauss
Mary Alice Busby                                     J. Bradley Boericke
Ellsworth, Carlton,                                  Pepper Hamilton LLP
 Mixell & Waldman, P.C.                              3000 Two Logan Square
1105 Berkshire Blvd., Suite 320                      18th and Arch Streets
Wyomissing, PA  19610                                Philadelphia, PA 19103
(610) 374-1135                                       (215) 981-4000

         Pursuant to Registration Statement No. 333-101689 on Form S-4, National Penn Bancshares, Inc., a Pennsylvania corporation, registered 3,157,012 shares of its common stock, without par value, and associated stock purchase rights, issuable pursuant to an Agreement dated September 24, 2002 among National Penn, National Penn Bank and FirstService Bank, which Agreement provided for the merger of FirstService with and into National Penn Bank. National Penn hereby removes from registration 593,460 shares of its common stock, and associated stock purchase rights, that remain unissued after completion of the merger.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Boyertown, Commonwealth of Pennsylvania, on this 9th day of April, 2003.


                                         NATIONAL PENN BANCSHARES, INC.
                                         (Registrant)


                                         By /s/ Wayne R. Weidner
                                         -------------------------------

                                         Wayne R. Weidner,
                                         Chairman, President and Chief Executive
                                         Officer



         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated:



                                    Treasurer
/s/ Gary L. Rhoads                  Principal         April 9, 2003
------------------------            Financial and
Gary L. Rhoads                      Accounting Officer)


/s/ John H. Body  *                 Director          April 9, 2003
----------------------------
John H. Body


/s/ J. Ralph Borneman, Jr.*         Director          April 9, 2003
----------------------------
J. Ralph Borneman, Jr.


/s/ Frederick H. Gaige*             Director          April 9, 2003
----------------------------
Frederick H. Gaige


/s/ John W. Jacobs*                 Director          April 9, 2003
----------------------------
John W. Jacobs

/s/ Frederick P. Krott*             Director          April 9, 2003
----------------------------
Frederick P. Krott


/s/ Patricia L. Langiotti*          Director          April 9, 2003
----------------------------
Patricia L. Langiotti


/s/ Kenneth A. Longacre*            Director          April 9, 2003
----------------------------
Kenneth A. Longacre


/s/ Glenn E. Moyer*                 Director          April 9, 2003
----------------------------
Glenn E. Moyer


                                    Director
----------------------------
Alexander Rankin


/s/ Robert E. Rigg*                 Director          April 9, 2003
----------------------------
Robert E. Rigg


/s/ C. Robert Roth*                 Director          April 9, 2003
----------------------------
C. Robert Roth


                                    Director
----------------------------
John C. Spier


/s/ Wayne R. Weidner                Director,         April 9, 2003
----------------------------        Chairman, President
Wayne R. Weidner                    and Chief Executive Officer
                                    (Principal Executive Officer)


* By /s/ Wayne R. Weidner
----------------------------
Wayne R. Weidner
Attorney-In-Fact